Exhibit 99.1

NEWS RELEASE
For Immediate Release:	For Further Information Contact:
February 13, 2013	Media: www.CBI.com
Investors: Christi Thoms +1 832 513 1200

CB&I COMPLETES SHAW GROUP ACQUISITION

THE WOODLANDS, Texas – February 13, 2013 – CB&I (NYSE: CBI) announced today that it has completed the acquisition of The Shaw Group. CB&I and Shaw shareholders overwhelmingly approved the transaction in December 2012.

“We are extremely pleased that the transaction to acquire Shaw is officially complete and we thank the shareholders for their support,” said Philip K. Asherman, President and CEO of CB&I. “With the close of the transaction, CB&I is the most complete energy infrastructure focused company in the world. Through our now 50,000 talented employees, we have the capabilities and the expertise to provide our clients with a world of solutions, and a tremendous strategic advantage in responding to the growing demand for energy infrastructure around the globe.”

About CB&I

CB&I (NYSE: CBI) offers a world of solutions to our customers in the energy, natural resources, environmental and infrastructure markets. Drawing upon more than a century of experience and the expertise of approximately 50,000 employees worldwide, CB&I provides reliable solutions while maintaining a relentless focus on safety and an uncompromising standard of quality. For more information visit www.CBI.com.

Important Information For Investors And Shareholders

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2011, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, and in our Form S-4 filed with the SEC on November 20, 2013, which cautionary statements are incorporated herein by reference.